UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

SolarCity Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 4, 2014, SolarCity Corporation (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, proxies representing 78,095,001 shares of the Company’s common stock, or approximately 84.84% of the total shares entitled to vote, were present and voted on the following two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 23, 2014:

Proposal One – Election of Directors. The following nominees were elected as Class II directors to serve until the 2017 annual meeting of stockholders or until their respective successors are duly elected and qualified.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Antonio J. Gracias	47,800,469	238,745	27,997	30,027,790
Nancy E. Pfund	43,228,905	4,808,580	29,726	30,027,790
Peter J. Rive	44,583,043	3,456,371	27,797	30,027,790

The Company’s Board of Directors is comprised of ten members who are divided into three classes with overlapping three-year terms. The term of the Company’s Class III directors, Donald R. Kendall, Jr., Elon Musk, Jonathan K. Shulkin and Jeffrey B. Straubel, will expire at the 2015 Annual Meeting of Stockholders. The term of the Company’s Class I directors, John H.N. Fisher, Lyndon R. Rive and Bennet Van de Bunt, will expire at the 2016 Annual Meeting of Stockholders.

Proposal Two – Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2014 was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
77,189,940	649,914	255,147	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SolarCity Corporation

By:	/s/ Lyndon R. Rive
Lyndon R. Rive Chief Executive Officer

Date: June 5, 2014